UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     February 11, 2011

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Appointment of Chief Executive Officer and Vice Chairman

On February 11, 2011, the Board of Directors of Datawatch Corporation (the “Company”) approved the appointment of Michael A. Morrison as the Company’s new President and Chief Executive Officer.  Mr. Morrison was also appointed as a member of the Company’s Board of Directors.  Additionally on February 11, 2011, the Board of Directors appointed David C. Mahoney as a Vice Chairman of the Board.

From October 2007 until joining Datawatch, Mr. Morrison was Vice President, Financial Performance Management, at Cognos Inc., a subsidiary of IBM since January 2008.  In this role, Mr. Morrison directed all development, product management, product marketing and strategic business development activities for the FPM business unit.  From January 2007 to October 2007 Mr. Morrison was Chief Operating Officer of Applix Inc., having been vice president of worldwide field and marketing operations from 2004 until his appointment as COO.  Before joining Applix in 2004, Mr. Morrison held various positions at Cognos, including vice president of enterprise planning operations, vice president of finance and administration, and corporate counsel.

Mr. Morrison’s annual base salary as Chief Executive Officer will be $285,000 per year.  In connection with his appointment, Mr. Morrison was also granted options to purchase 100,000 shares of the Company’s common stock and restricted stock units for 25,000 shares of the Company’s common stock.  The options and restricted stock were granted under the Company’s 2006 Equity Compensation and Incentive Plan, with the options having an exercise price equal to the fair market value of a share of the Company’s stock on February 11, 2011, the date of the option grant.  Mr. Morrison has additionally signed the Company’s standard form of Proprietary Information Inventions and Non-Competition Agreement for senior executives.

Resignation of Current Chief Executive Officer

Simultaneous with Mr. Morrison’s appointment, the Board of Directors accepted Kenneth P. Bero’s resignation as a director of the Company and as President and Chief Executive Officer.  Under Mr. Bero’s executive severance agreement with the Company dated as of January 24, 2007, as amended on February 11, 2011 (the “Bero Agreement”), Mr. Bero is entitled to continuation of base salary and health benefits for a period of twelve months and a $5,000 payment for outplacement services, in each case subject to his execution of a general release and compliance with the provisions of his Proprietary Information Inventions and Non-Competition Agreement with the Company.  The Bero Agreement additionally provides for the surrender and cancellation of all of Mr. Bero’s outstanding options to purchase Common Stock of the Company and the expiration of unvested restricted stock units. A copy of the Bero Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Bero Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

On February 14, 2011, the Company issued a press release regarding Mr. Morrison’s appointment as Chief Executive Officer, Mr. Mahoney’s appointment as a Vice Chairman of the Board of Directors, and Mr. Bero’s resignation.  The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.             Description

10.1	Letter Agreement by and between the Company and Kenneth P. Bero, dated January 24, 2007 as amended on February 11, 2011.

99.1	Press release issued by Datawatch Corporation, dated February 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: February 14, 2011	By:	/s/ Murray P. Fish
Name: Murray P. Fish
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.            Description

10.1	Letter Agreement by and between the Company and Kenneth P. Bero, dated January 24, 2007 as amended on February 11, 2011.

99.1	Press release issued by Datawatch Corporation, dated February 14, 2011.